EXHIBIT 10.3

MTM TECHNOLOGIES, INC.

AMENDMENT NO. 5
TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 5 (this "Amendment No.5") to the Amended and Restated Registration Rights Agreement dated December 10, 2004, as amended by Amendment No. 1 on November 23, 2005, Amendment No. 2 on March 29, 2007, Amendment No. 3 on April 9, 2007, and Amendment No, 4 on May 24, 2007 (the “Registration Rights Agreement”), among (a) MTM Technologies, Inc., a New York corporation (the "Company"), (b) Steven Rothman, a natural person, (c) Howard Pavony, a natural person (Messrs. Rothman and Pavony collectively, the “Executives”), (d) Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P., (collectively, the “Pequot Stockholders”), (e) Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC II Partners, LLC (collectively, the “Constellation Stockholders” and together with the Pequot Stockholders, the “Investor Stockholders,”) is entered into as of July 25, 2007.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Background

WHEREAS, the Company has entered into a Securities Purchase Agreement (the “Series A-8 Purchase Agreement”) among the Company, and the Pequot Stockholders dated as of even date whereby provisions were made for the purchase, sale and issuance of up to 743,415 shares of Series A-8 Preferred Stock (the “Series A-8 Preferred Stock”) and detachable warrants to purchase up to 892,098 shares (as such amount may be adjusted in accordance with the terms thereof) of the Company’s common stock ( the “Series A-8 Warrants”);

WHEREAS, simultaneously with, and as a condition to, entering into the Purchase Agreement, the Investor Stockholders are entering into this Amendment No. 5 in order to amend the Registration Rights Agreement and to provide certain registration and other rights with respect to the Series A-8 Preferred Stock and Series A-8 Warrants to be issued in connection with the Purchase Agreement; and

WHEREAS, pursuant to Section 13(b) of the Registration Rights Agreement, this Amendment No. 5 requires the consent of the Company, a Pequot Majority in Interest and a Constellation Majority in Interest.

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments.

(a)           The eighth recital to the Registration Rights Agreement shall be amended in its entirety and replaced with the following:

WHEREAS, pursuant to a Purchase Agreement, dated as of even date herewith (as the same may be amended or supplemented, the “Series A-8 Purchase Agreement”), among the Company and the Pequot Stockholders, the Company (i) issued and sold, and the Pequot Stockholders purchased 743,415 shares of Series A-8 convertible preferred stock, par value $0.001 per share, and (ii) issued and sold, and the Pequot Stockholders purchased detachable warrants to purchase up to 892,098 shares (as such amount may be adjusted in accordance with the terms thereof) of the Company’s common stock (collectively, the “Series A-8 Warrants”);

(b)           A new tenth recital to the Registration Rights Agreement shall be added after the ninth recital as follows:

WHEREAS, simultaneously with, and as a condition to, the closing of the transactions contemplated by the A-8 Purchase Agreement, the Company and the Investor Stockholders are entering into this Amendment No. 5, in order to amend the Registration Rights Agreement and to provide certain registration and other rights with respect to the Common Stock held by or issuable to the Pequot Stockholders pursuant to the A-8 Purchase Agreement;

(c)           The following definitions in Section 1 of the Registration Rights Agreement shall be amended in their entirety and replaced with the following:

(i)	“Investor Stockholders” As defined in the initial paragraph hereof.

(ii)
“Pequot Majority in Interest.” The Pequot Stockholders holding at least a majority of the shares of Common Stock issued or issuable, directly or indirectly, upon conversion or exercise of the Shares and Warrants purchased by such Pequot Stockholders in accordance with the Initial Series A Purchase Agreement, the Purchase Agreement, the Series A-6 Purchase Agreement, the Series A-7 Purchase Agreement and the Series A-8 Purchase Agreement.

(iii)
“Series A Preferred Stock.” The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, and Series A-8 Preferred Stock collectively.

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(iv)
“Shares.” The shares of Series A Preferred Stock issued to the Investor Stockholders in accordance with the Initial Series A Purchase Agreement, the Purchase Agreement, the Series A-6 Purchase Agreement, the Series A-7 Purchase Agreement and the Series A-8 Purchase Agreement.

(v)
“Warrants.” The Series A-1 Warrants, Series A-2 Warrants, Series A-3 Warrants, Series A-4 Warrants, the Series A-5 Warrants, the Series A-6 Warrants, the Series A-7 Warrants and the Series A-8 Warrants issued to the Investor Stockholders.

(d)           The Following definition shall be added to Section 1 of the Registration Rights Agreement:

(i)	“Series A-8 Preferred Stock” As defined in the eighth recital hereof.

This definition shall be inserted after the definition of “Series A-7 Warrants”

(ii)	“Series A-8 Warrants” as defined in the eighth recital hereof.

This definition shall be inserted after the definition of “Series A-8 Preferred Stock.”

2.
Entire Agreement.  This Amendment No.5 and the Registration Rights Agreement are to be read together as one instrument.  The Registration Rights Agreement shall remain in full force and effect, except as modified hereby.

3.
Governing Law.  This Amendment No.5 is made pursuant to, and shall be governed by and construed in accordance with, the laws of the State of New York, other than provisions thereof relating to conflicts of law.

4.	Counterparts. This Amendment No.5 may be executed in any number of counterparts, each of which shall be considered an original and which shall together constitute one instrument.

5.	Headings. The titles and subtitles used in this Amendment No.4 are used for convenience only and are not to be considered in construing or interpreting this Amendment No.5.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date first above written.

COMPANY: MTM TECHNOLOGIES, INC.
By:	/s/ J.W. Braukman III
	Name:	J.W. Braukman III
	Title:	SVP and Chief Financial Officer

PEQUOT STOCKHOLDERS: PEQUOT PRIVATE EQUITY FUND III, L.P.
By:	Pequot Capital Management, Inc., as Investment Manager
By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	General Counsel

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.
By:	Pequot Capital Management, Inc., as Investment Manager
By:	/s/ Aryeh Davis
	Name:	Aryeh Davis
	Title:	General Counsel

Signature Page to Amendment No. 5 to Registration Rights Agreement

CONSTELLATION STOCKHOLDERS: CONSTELLATION VENTURE CAPITAL II, L.P.
By:	Constellation Ventures Management II, LLC, Its General Partner
By:	/s/
Name:
Title:

CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P.
By:	Constellation Ventures Management II, LLC, Its General Partner
By:	/s/
Name:
Title:

THE BSC EMPLOYEE FUND VI, L.P.
By:	Constellation Ventures Management II, LLC, Its General Partner
By:	/s/
Name:
Title:

CVC II PARTNERS, LLC
By:	The Bear Stearns Companies Inc., Its Managing Member
By:	/s/
Name:
Title:

Signature Page to Amendment No. 5 to Registration Rights Agreement